Exhibit 99.1

PPG Commodity Chemicals Business to Merge with Georgia Gulf

Creates a leading integrated chemicals and building products company

•                  PPG plans to separate its commodity chemicals business and merge it with Georgia Gulf in a tax efficient transaction valued at $2.1 billion, creating a leading global chemicals and building products company with a broad portfolio of downstream products and approximately $5 billion in revenues

•                  The transaction is highly complementary to strategic objectives of both companies, with significant potential to enhance value for both PPG and Georgia Gulf shareholders

•                  Annualized cost synergies of $115 million from the combination are expected to be fully realized in the first two years

•                  The greater scale and ability to capitalize on globally advantaged, low-cost North American natural gas provides a solid foundation for future growth of the merged company

•                  The merged company will have a strong capital structure and cash flow to support growth and return of capital to shareholders

•                  The transaction continues PPG’s strategic transformation into a more focused coatings and specialty products company

PITTSBURGH and ATLANTA, July 19, 2012 — PPG Industries (NYSE: PPG) (“PPG”) and Georgia Gulf Corporation (NYSE: GGC) (“Georgia Gulf”) today announced that the boards of directors of both companies have approved definitive agreements under which PPG will separate its commodity chemicals business and then merge it with Georgia Gulf.  This business combination is expected to deliver enhanced value for the shareholders of both companies.

The terms of the transaction call for PPG to form a new company by separating its commodity chemicals business through a spinoff or split off, and then immediately merging the business with Georgia Gulf or a Georgia Gulf subsidiary in a Reverse Morris Trust transaction.  The merger will result in PPG shareholders receiving approximately 50.5 percent of the shares of the merged company (“The Newly Merged Company”), with existing Georgia Gulf shareholders owning approximately 49.5 percent of The Newly Merged Company.

The transaction value of approximately $2.1 billion consists of $900 million of cash to be paid to PPG, approximately $95 million of assumed debt, about $87 million of minority interest, and Georgia Gulf shares to be received by PPG shareholders valued at $1.0 billion based on Georgia Gulf’s closing stock price on July 18, 2012.  In the transaction, PPG will transfer related environmental liabilities, pension assets and liabilities and other post-employment benefits (OPEB) obligations to The Newly Merged Company.

Following completion of the transaction, which is expected to occur in late 2012 or early 2013, the combined company is expected to have annual revenues of approximately $5 billion and be the third-largest chlor-alkali producer and second-largest vinyl chloride monomer producer in North America.

“This transaction creates a global industry leader with substantial opportunities for long-term growth and enhanced shareholder value,” said Paul Carrico, President and chief executive officer of Georgia Gulf.  “The combined company will be a leading integrated chemicals and building products company that we believe will benefit from significant integration and scale, a broad portfolio of downstream products, as well as the regional advantage of low-cost North American natural gas.  This transaction is a natural strategic fit for Georgia Gulf that provides tremendous value for all stakeholders, including shareholders, customers, employees and the communities in which we operate.  We are excited to work together with the talented employees of PPG’s commodity chemicals business to combine our strengths and execute on the significant opportunities inherent in this transaction.”

PPG Chairman and CEO Charles E. Bunch said, “We are pleased to have reached this agreement as this transaction is another major step in our strategic transformation into a more focused coatings and specialty products company.  This is a unique opportunity to create significant value for PPG shareholders and to share in synergies that would not be available to PPG’s commodity chemicals business on its own.”

Bunch added, “This further strengthens PPG’s already strong cash position and will provide us the opportunity to increase cash deployed for earnings-accretive activities, such as acquisitions, organic growth initiatives, debt repayment and PPG share repurchases.  Finally, we intend to maintain our dividend, and our long heritage of increasing our annual dividend payout.”

Governance and Management of The Newly Merged Company

The merged company will be led by Georgia Gulf’s President and CEO Paul Carrico and a senior management team comprised of both Georgia Gulf and current PPG commodity chemicals employees.  The board of directors will consist of the eight existing Georgia Gulf board members and three new members to be designated by PPG, including Michael H. McGarry, who is currently senior vice president of PPG’s commodity chemicals business and will remain with PPG after the combination.  The merged company will have approximately 6,400 employees working at more than 40 facilities, primarily in North America.

Approvals

The transaction is subject to approval by Georgia Gulf shareholders and customary closing conditions, relevant tax authority rulings and regulatory approvals.  Debt financing has been committed by Barclays and J.P. Morgan Chase Bank.

Advisors

Barclays and Houlihan Lokey served as Georgia Gulf’s financial advisors and Jones Day served as its legal advisor.  Lazard served as PPG’s financial advisor and Wachtell, Lipton, Rosen & Katz served as its legal advisor.

Conference Call and Webcast Details

PPG and Georgia Gulf will provide a joint presentation on the proposed transaction via conference call today, July 19, at 8:30 a.m. ET.  The conference call dial-in numbers are: in the United States, 866-383-7998; international, 617-597-5329; passcode 47579695.  The conference call also will be available in listen-only mode via Internet broadcast from PPG’s website at www.ppg.com and Georgia Gulf’s website at www.ggc.com.  A telephone replay will be available today, July 19, beginning at approximately 10:30 a.m. ET, through Thursday, July 26, at 11:59 p.m. ET. The dial-in numbers for the replay are: in the United States, 888-286-8010; international, 617-801-6888; passcode 37941736.  A Web replay also will be available on PPG’s Investor Center at www.ppg.com/corporate/investorcenter and Georgia Gulf’s website at www.ggc.com, beginning at approximately 10:30 a.m. ET, today, July 19, 2012, through Friday, July 19, 2013.

About Georgia Gulf

Georgia Gulf is a leading, integrated North American manufacturer of two chemical lines, chlorovinyls and aromatics, and manufactures vinyl-based building and home improvement products. The company’s vinyl-based building and home improvement products, marketed under the Royal Building Products and Exterior Portfolio brands, include window and door profiles, mouldings, siding, pipe and pipe fittings, and deck products. Georgia Gulf, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading service to customers. For more information, visit www.ggc.com.

About PPG and PPG’s Commodity Chemicals Business

PPG Industries’ vision is to continue to be the world’s leading coatings and specialty products company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in more than 60 countries around the world. Sales in 2011 were $14.9 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.

PPG’s commodity chemicals business is a global producer of chlorine, caustic soda and related chemicals for use in applications such as chemical manufacturing, pulp and paper production, water treatment, plastics production and agricultural products, with manufacturing facilities in the U.S., Canada and Taiwan.

Forward-Looking Statements

This press release contains certain statements about PPG Industries, Inc., PPG’s commodity chemicals business and Georgia Gulf Corporation that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in PPG’s and Georgia Gulf’s periodic reports on Form 10-K and Form 10-Q, and their current reports on Form 8-K, filed from time to time with the Securities and Exchange Commission (“SEC”). The forward-looking statements contained in this press release may include statements about the expected effects on PPG, PPG’s commodity chemicals business and Georgia Gulf of the proposed separation of PPG’s commodity chemicals business and merger of PPG’s commodity chemicals business with Georgia Gulf or a subsidiary of Georgia Gulf (the “Transaction”), the anticipated timing and benefits of the Transaction, and PPG’s and Georgia Gulf’s anticipated financial results, and also include all other statements in this press release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “could”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of PPG and Georgia Gulf (as the case may be) and are subject to uncertainty and to changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; PPG’s and Georgia Gulf’s ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain shareholder and regulatory approvals and the anticipated tax treatment of the Transaction and related transactions; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of Georgia Gulf’s operations; Georgia Gulf’s ability to integrate PPG’s commodity chemicals business successfully after the closing of the Transaction and to achieve anticipated synergies; and the risk that disruptions from the Transaction will harm PPG’s or Georgia Gulf’s businesses. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither PPG nor Georgia Gulf undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Additional Information and Where to Find it

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of Georgia Gulf, PPG’s commodity chemicals business or PPG.  In connection with the Transaction, Georgia Gulf will file with the SEC a registration statement on Form S-4 that will include a proxy statement and prospectus of Georgia Gulf relating to the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GEORGIA GULF, PPG’S COMMODITY CHEMICALS BUSINESS AND THE TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Georgia Gulf’s website at www.ggc.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link, or upon written request to Georgia Gulf, Georgia Gulf Corporation, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, Attention: Investor Relations, or from PPG upon written request to PPG, PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, Attention: Investor Relations. Shareholders may also read and copy any reports, statements and other information filed by Georgia Gulf or PPG with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Georgia Gulf, PPG, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the Transaction under the rules of the SEC. Information regarding Georgia Gulf’s directors and executive officers is available in its 2011 Annual Report on Form 10-K filed with the SEC on February 24, 2012, and in its definitive proxy statement filed with the SEC on April 16, 2012 in connection with its 2012 annual meeting of stockholders. Information regarding PPG’s directors and executive officers is available in its 2011 Annual Report on Form 10-K filed with the SEC on February 16, 2012, and in its definitive proxy statement filed with the SEC on March 8, 2012 in connection with its 2012 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Company Contacts

Georgia Gulf Corporation:

Investor Relations Contact - Martin Jarosick

Phone: (770) 395-4524

Media Contact — Alan Chapple

Phone: (770) 395-4538

PPG Industries, Inc.:

Investor Relations Contact — Vince Morales

Phone: (412) 434-3740

Media Contact — Jeremy Neuhart

Phone: (412) 434-3046